Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-276139) of Diversified Energy Company Plc of our report dated March 19, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
March 19, 2024.